UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201

(Address of principal executive offices)

(214) 999-7552

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

The preliminary information set forth in Item 7.01 of this Form 8-K regarding the second quarter estimated results of MoneyGram International, Inc. (the “Company” or “we”) is hereby incorporated by reference into this Item 2.02.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.

Beginning on July 7, 2021, the Company will commence discussions with prospective lenders with respect to refinancing the Company’s existing senior secured facilities, subject to market and other conditions.

In connection with such refinancing discussions, the Company is disclosing to such prospective lenders certain preliminary information regarding the Company’s second quarter estimated results. Such estimated results are set forth below and are based on preliminary information as of the date of this Form 8-K and are subject to change following completion of the quarter-end review process for the quarter ended June 30, 2021, and the potential impact of other developments arising between the date of this Form 8-K and the time such financial results are finalized. These estimates should not be relied upon as fact or as an accurate representation of our results, and their presentation as ranges is not intended to represent that actual results might not fall outside of the expected ranges. Actual results remain subject to the completion of management’s final reviews and our other financial closing procedures. We have not presented a reconciliation of our projected non-GAAP Adjusted EBITDA estimate because the determination of our expenses and certain other items and the reconciling of such items between the GAAP and non-GAAP measures is only in process and is not yet accessible or available without unreasonable efforts.

•	Total Revenue: For the quarter ended June 30, 2021, we expect total consolidated revenue to be approximately $330.0 million, reflecting continuing growth in our money transfer business.

•

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization, adjusted for certain significant items): For the quarter ended June 30, 2021, we had previously disclosed expected total Adjusted EBITDA to be between $50.0 million and $55.0 million, which we continue to expect but we are still in the process of determining our expenses and other items that would be used to calculate Adjusted EBITDA.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as “may,” “might,” “will,” “could,” “should,” “would,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “forecast,” “outlook,” “continue,” “currently,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company’s second quarter estimated results. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings may be obtained by contacting the Company, through the Company’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

Date: July 7, 2021	By:	/S/ ROBERT L. VILLASEÑOR
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer

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